EXHIBIT 10.4

FIRST AMENDMENT

TO

EXCHANGE AGREEMENT

This FIRST AMENDMENT TO EXCHANGE AGREEMENT (the  “Amendment”), dated as of November 16, 2017, is entered into by and among PennyMac Financial Services, Inc. (the “Corporation”),  Private National Mortgage Acceptance Company, LLC (the “Company”), BlackRock Mortgage Ventures, LLC (“BlackRock”), HC Partners LLC (“HC Partners”), Kurland Family Investments, LLC (“KFI”) and Stanford L. Kurland.

RECITALS

WHEREAS, the Corporation, the Company and the Company Unitholders are parties to that certain Exchange Agreement, dated as of May 8, 2013 (the “Existing Exchange Agreement” and, as amended by the Amendment, the “Exchange Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Exchange Agreement.

WHEREAS, the Corporation and the Company desire to amend the terms of Section 2.1 of the Existing Exchange Agreement.

WHEREAS, Section 4.13 of the Existing Exchange Agreement requires the written consent of the Corporation, the Company and Company Unitholders holding at least 75% of the then outstanding Company Units (excluding Company Units held by the Corporation) to amend the terms of Section 2.1 of the Existing Exchange Agreement.

WHEREAS, BlackRock, HC Partners, KFI and Mr. Kurland currently hold in excess of 75% of the outstanding Company Units (excluding Company Units held by the Corporation).

WHEREAS, the Corporation, the Company, BlackRock, HC Partners, KFI and Mr. Kurland (collectively, the “Required Parties”) have agreed, subject to the terms and conditions of this Amendment, that Section 2.1 of the Existing Exchange Agreement be amended to reflect certain agreed upon revisions thereto.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Required Parties hereby agree that the Existing Exchange Agreement is amended as follows:

SECTION 1.     Amendment.  Section 2.1(b)(i)  is hereby amended by deleting it in its entirety and replacing it with the following:

(i)     The Corporation shall have the right to require each Company Unitholder to Exchange all of such Company Unitholder’s Company Units and shares of Class B Common Stock in consideration for the issuance by the Corporation to such Company Unitholder of a number of shares of Class A

Common Stock that is equal to the product of the number of Company Units surrendered multiplied by the Exchange Rate (or, at the election of the Corporation pursuant to clause (II) of Section 2.1(b)(ii) below, a rate equal to 110% of the Exchange Rate) under any of the following circumstances: (A) in connection with a Change of Control, and (B) from or after the time when no Member (other than the Corporation) holds a number of outstanding Class A Units greater than three percent (3%) of the number of Class A Units outstanding immediately following the closing of the IPO (as defined in the LLC Agreement) and related purchase of Class A Units by the Corporation with the proceeds therefrom.

SECTION 2.     Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1     Delivered Documents.  On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)     this Amendment, executed and delivered by duly authorized officers of each of the Required Parties; and

(b)     such other documents as such party or counsel to such party may reasonably request.

SECTION 3.     Representations and Warranties.  Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing Exchange Agreement on its part to be observed or performed.

SECTION 4.     Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Exchange Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5.     GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.     Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 7.     Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Exchange Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ David A. Spector
Name: David A. Spector
Title: President and Chief Executive
Officer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Andrew S. Chang
Name: Andrew S. Chang
Title: Senior Managing Director and
Chief Financial Officer

BLACKROCK MORTGAGE VENTURES, LLC

By:	/s/ Daniel Waltcher
Name: Daniel Waltcher
Title: Managing Director

HC PARTNERS LLC

By:	/s/ Jennifer Stier
Name: Jennifer Stier
Title: Manager

Signature Page to First Amendment to

Exchange Agreement

KURLAND FAMILY INVESTMENTS, LLC

By:	/s/ Stanford L. Kurland
Name: Stanford L. Kurland
Title: Manager

STANFORD L. KURLAND

By:	/s/ Stanford L. Kurland
Name: Stanford L. Kurland

Signature Page to First Amendment to

Exchange Agreement